Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

STRATEGIC PARTNERSHIP AGREEMENT

BETWEEN

ZYMERGEN INC.

AND

SUMITOMO CHEMICAL CO. LTD.

STRATEGIC PARTNERSHIP AGREEMENT

This Strategic Partnership Agreement (this “Agreement”) is made and entered into on April 9, 2019 (the “Effective Date”) between Zymergen Inc., a Delaware corporation with offices located at 5980 Horton Street, Suite 105, Emeryville CA 94608 (hereafter “Zymergen”) and Sumitomo Chemical Co. Ltd., a Japanese corporation, with offices located at 27-1, Shinkawa 2-chome, Chuo-ku. Tokyo 104-8260, Japan (hereafter “Sumitomo”). Zymergen and Sumitomo are each referred to herein by name or, individually, as a “Party” or, collectively, as the “Parties”.

Background

Based on Zymergen’s introduction of its biomolecule development capabilities to Sumitomo, the Parties discussed in the autumn of 2017 a joint effort to develop polyimide films for [***]. Sumitomo delivered technical targets, and Zymergen initiated a polymer development project from early 2018, subject to a Memorandum of Understanding, which was signed between the Parties on 20th February 2018 (the “1st MOU”); in addition to the first objective in the initial development effort, to achieve the technical targets, the second objective was to confirm the potential effectiveness of using [***] [***] to reach specific performance characteristics. Through the two review meetings in September and October 2018, the Parties concluded that the intermediate targets set on 1st October 2018 had been largely achieved by the developed polymer, which was deemed to be sufficient to establish the proof-of-concept, that [***] offer great opportunities for material innovation beyond the accessible range with synthetic chemistry. The Parties subsequently entered into a second Memorandum of Understanding, which was signed between the Parties on 13th February 2019 superseding the 1st MOU (the “2nd MOU”) in which the Parties outline a collaboration to partner and develop products, including the products initially developed under the 1st MOU.

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.            Definitions and Interpretation.

1.1           Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A attached hereto:

1.2           Interpretation. In this Agreement, (a) words importing the singular include the plural and vice versa; (b) words importing a gender include all other genders; (c) the word “person” includes a reference to a corporation; (d) headings are for convenience only and shall not affect the interpretation of this Agreement; (e) all monetary amounts referred to in this Agreement shall be deemed to be in United States dollars; (f) the appendices, exhibits and background form part of this Agreement; (g) a reference to a statute, regulation or provision of a statute or regulation includes a reference to that statute, regulation or provision as amended or re-enacted; and (h) the words “includes” and “including” are not words of limitation.

1.3           Order of Precedence. To the extent any terms or provisions of a Project Plan conflict with the terms and provisions of this Agreement, the terms and provisions of this

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Agreement shall control, except to the extent such Project Plan specifically states the Parties” intent that such Project Plan control with respect to a particular matter.

2.             Project Plans; MOU Intellectual Property

2.1           Agreement Overview. Through this Agreement, the Parties wish to establish a structure and operating mode between both Parties in which the potential of Zymergen’s technology, through bioreachable molecules, is maximized in innovation for certain materials and applications of strategic interest to Sumitomo. The scope and specific terms governing the research and development efforts for each Zymergen Development Item and Sumitomo Development Item shall be set forth in a written plan in substantially the form set forth in Exhibit B (each such written plan, a “Project Plan”). Each time that the Parties are considering engaging in a new development project for a particular Zymergen Development Item and Sumitomo Development Item under the terms and conditions of this Agreement, the Parties shall prepare a draft Project Plan (each, a “Project Proposal”). Each development project shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the applicable Project Plan.

2.2           Project Plans; Scope Changes. If during the Development Term for a given Project Plan, either Party requests that (a) changes be made to the activities, Deliverables, Development Term or other parameters or criteria of such Project Plan or (b) certain activities or Deliverables be added to or removed from the scope of such Project Plan, then the Joint Steering Committee shall discuss such requested change to such Project Plan and make a non-binding recommendation to the Parties as to whether to make such requested change. If the Parties agree upon any such changes, then the Parties shall amend the applicable Project Plan in writing to reflect such changes, and to include any other details as may be necessary regarding the new or amended activities, Deliverables or parameters.

2.3           MOU Intellectual Property. The Parties have developed Inventions and Intellectual Property Rights under the 1st MOU and the 2nd MOU. As set forth in the 2nd MOU, Inventions and Intellectual Property Rights that were invented and/or reduced to practice solely by Zymergen under the 1st MOU and prior to the Parties’ work under a given Project Plan are owned by Zymergen (“Zymergen 1St MOU IP”) and, therefore, are Background Technology of Zymergen. The Parties hereby agree that Inventions and Intellectual Property Rights developed under the 1st MOU and prior to the Parties’ work under a given Project Plan, other than Zymergen 1st MOU IP, shall be treated as Inventions and Intellectual Property Rights developed under an applicable Project Plan to the extent, in the latter case, such Inventions and Intellectual Property Rights are referenced in the Project Plan.

3.             Business Models; Project Proposals for Development Items

3.1           Business Models. The Parties will decide on the business model, if any, including possible business exclusivity in a defined field, for successfully developed Sumitomo Development Items incorporating successfully developed Zymergen Development Items on a case-by-case basis, given the wide variety of possibilities, in accordance with the decision-making process set forth in each Project Plan. As a basic principle, one element of this discussion will be a value chain analysis, and a fully considered business model will be used to warrant that the

Zymergen - Sumitomo Strategic Partnership Agreement

benefit sharing between the Parties is fair, such that neither Party should benefit disproportionately relative to its contributions to development items and Applications therefor.

3.2           Project Proposals for Development Items. The following issues will be discussed in connection with a new development item and the development of each Project Proposal:

3.2.1        Description of the technical state of the art, technical trends and unmet needs;

3.2.2        Description of the desired Zymergen Development Item(s) and Sumitomo Development Item(s), including the contribution of each to Applications innovation;

3.2.3        Estimation of market size and business potential in case of successful development;

3.2.4        Value chain break down;

3.2.5        Business model and value sharing proposal, where a typical model will be Zymergen having the primary right to sell an intermediate product (molecule or polymer), the Zymergen Development Item, to Sumitomo and Sumitomo having the primary right to sell a final product, the Sumitomo Development Item, to the end market in the applicable Field, with a profit-sharing mechanism (as referenced in Section 7.1), in each case, to establish fair benefit sharing;

3.2.6        Technical program, including milestones, development costs and cost sharing (as referenced in Section 7.1); and

3.2.7        Additional Intellectual Property Rights and Inventions arrangements, if any.

3.3           [***] within Field; [***] outside Field. The cooperation between the Parties will be [***] within the applicable Field for the Sumitomo Development ltem(s) and Zymergen Development Item(s) accepted by the JSC in connection with a Project Plan. For other uses (a) within the scope of each Party’s Primary Business or (b) related to either an existing Sumitomo Development Item or existing Zymergen Development Item for use outside of the applicable Field, the Parties will [***] on interest (either through the JSC or otherwise) and have [***] on any such proposed or existing Sumitomo Development Item or Zymergen Development Item, as applicable. For purposes of this Section 3.3, “Primary Business” means (x) with respect to Sumitomo, [***] and (y) with respect to Zymergen, microbial strain development and fennentation-based manufacturing.

4.             Management and Governance.

4.1          Joint Steering Committee.

4.1.1        General. Promptly following the Effective Date, the Parties will establish a committee that will be responsible for overseeing the performance of the Project Plans and

Zymergen - Sumitomo Strategic Partnership Agreement

providing strategic guidance in connection with the Project Plans (such committee, the “Joint Steering Committee” or “JSC”). The JSC may be set at either four (4) members, two from each Party, or six (6) members, three (3) from each Party, in the discretion of the JSC. The JSC shall initially consist of four (4) members, two (2) from each Party. Each Party may substitute or replace its respective representatives at any time by providing written notice to the other Party; provided that such substitution or replacement is of sufficient organizational seniority and qualification. Without limiting the generality of the foregoing, the JSC shall be responsible for the following issues; (a) the overall effectiveness and success of the strategic cooperation; (b) the total project portfolio management; (c) approval of Project Proposals, judging the scope, attractiveness and contents of Project Proposals; and (d) Project Plan review.

4.1.2        Meetings. The Joint Steering Committee shall convene by telephone conference or in person at least once each calendar quarter. A secretary shall keep a written record of the minutes of the meeting, including any formal action taken by the JSC, which will be subject to approval at the next subsequent meeting of the JSC (or sooner, if by written or email consent by each of the members of the JSC). The JSC may take any action permitted to be taken by the JSC by unanimous written or email consent, outside of the regular in-person or telephonic meetings described above.

4.1.3        Decision Making; Voting. Each Party shall have one (1) vote in any matter requiring the Joint Steering Committee’s action or approval, and all decisions of the Joint Steering Committee shall require unanimous agreement of the Parties. The Joint Steering Committee shall make all decisions and take other actions in good faith and with due care, after consideration of the information that is reasonably available to it; provided that if the Joint Steering Committee cannot agree on any matter within its decision-making authority, then either Party may submit the matter for resolution in accordance with Article 11. For clarity, except as specifically set forth herein, the Joint Steering Committee shall not have the power to determine or waive compliance with the obligations of this Agreement.

4.1.4        Initial Membership. The initial composition of the Joint Steering Committee shall as follows:

Sumitomo appointees: [***]

Zymergen appointees: Mr. Richard Pieters and Mr. Chris Schroeder.

4.2           Project Co-Leaders.

4.2.1        General. Promptly following the Effective Date and promptly following the execution of each additional Project Plan entered into after the Effective Date, Sumitomo and Zymergen will each appoint a project co-leader to oversee the general management and day-to-day governance of the applicable Project Plan (each, a “Project Co-Leader”). The Project Co-Leaders will serve as the primary point of contact for the Parties regarding the activities contemplated by this Agreement and under each applicable Project Plan, and they shall work together to facilitate the performance of all such activities. Each Party may substitute or replace its respective Project Co-Leader at any time by providing written notice to the other Party; provided that such substitution or replacement is at least of substantially equivalent organizational seniority and qualification.

Zymergen - Sumitomo Strategic Partnership Agreement

4.3          Governance Expenses. Each Party will bear its own costs with respect to (a) its Project Co-Leaders and (b) its representatives’ participation on the Joint Steering Committee.

5.             Background Technology

5.1           Sumitomo Background Technology. Sumitomo shall own and retain all title, rights and interest in and to Sumitomo Background Technology. Except as specified in Section 5.3.1,  (a) Sumitomo shall not be under any obligation to make Sumitomo Background Technology available to Zymergen and (b) neither Zymergen nor its Affiliates shall have any rights to, or licenses under, Sumitomo Background Technology.

5.2           Zymergen Background Technology. Zymergen shall own and retain all title, rights and interest in and to Zymergen Background Technology. Except as specified in Section 5.3.2,  (a) Zymergen shall not be under any obligation to make Zymergen Background Technology available to Sumitomo and (b) neither Sumitomo nor its Affiliates shall have any rights to, or licenses under, Sumitomo Background Technology.

5.3           Background Technology Cross-License.

5.3.1        Sumitomo Background Technology. Subject to the terms and conditions of this Agreement and each Project Plan to be agreed separately between the Parties, Sumitomo, on behalf of itself and its Affiliates, will grant to Zymergen a worldwide, fully paid up, non-exclusive, royalty-free, non-transferable (except in accordance with Section 13.6) and non- sublicensable license under the applicable Sumitomo Background Technology to: (a) develop the applicable Zymergen Development Item(s); and (b) to make or have made, use, offer to sell, sell, and import the applicable Sumitomo Development Items(s) and Zymergen Development Item(s) in the applicable Field. The rights to be granted under this Section 5.3.1 do not cover manufacturing activities that Zymergen undertakes as a foundry for a Third Party.

5.3.2        Zymergen Background Technology. Subject to the terms and conditions of this Agreement and each Project Plan to be agreed separately between the Parties, Zymergen, on behalf of itself and its Affiliates, will grant to Sumitomo a worldwide, fully paid up, non-exclusive, royalty-free, non-transferable (except in accordance with Section 13.6) and non-sublicensable license under the applicable Zymergen Background Technology to: (a) develop the applicable Sumitomo Development item(s); and (b) make and have made, use, offer to sell, sell, and import the applicable Sumitomo Development Items(s) and Zymergen Development ltem(s) in the applicable Field. The rights to be granted under this Section 5,3.2 do not cover manufacturing activities that Sumitomo undertakes as a foundry for a Third Party.

6,             Foreground IP

6.1           Guiding Principles. The Parties understand the value of partnering with each other and desire to share in the business opportunities associated with the Foreground IP developed

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under this Agreement. [***].

6.2           [***] [***]. Regardless of [***], each [***] in and to  [***] relating to Sumitomo [***] and Zymergen  [***] (the “[***]”).

6.3           Rights to Use [***]. Each Party will have the right, subject to the terms of this Agreement (including Sections 3.3 and Articles 6 and 7), to use [***] to make, have made, use, offer to sell, sell, and import applicable Sumitomo Development Item(s) and applicable Zymergen Development Item(s) and [***]. Each Party hereby unconditionally and irrevocably waives any right it may have, under the applicable law of any nation, as a [***] to require such consent. Each Party will, and hereby does, [***] and shall cause its Affiliates and its Affiliates’ respective Representatives [***] to the other Party and its permitted successors and assigns, [***] [***] as is necessary to fully effect the [***] thereof as provided in this Section 6.3. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right, title, or interest in or to any other Intellectual Property Rights, Invention or Confidential Information of the other Party, whether by implication, estoppel, or otherwise, including any items Controlled or developed by the other Party, or delivered by the other Party, at any time pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Party shall [***] to a Third-Party unless such Party is [***] with the explicit written consent of the other Party, including the granting of any pure IP licenses apart from Commercialization activities.

6.4           Commercial Agreement. Upon expiration or termination of the applicable Development Term, the Parties shall initiate good faith discussions to enter into a definitive agreement (each, a “Commercial Agreement”) for the Commercialization of the applicable Sumitomo Development Item and applicable Zymergen Development Item which may include the following terms: (a) Sumitomo’s exclusive right to Commercialize the applicable Sumitomo Development Item incorporating the applicable Zymergen Development Item in the applicable Field (subject to profit-sharing with Zymergen in accordance with Section 7.1); (b) each Party’s non-exclusive right to Commercialize the applicable Sumitomo Development Item and applicable Zymergen Development Item incorporated to such Sumitomo Development Item, in each case, outside the Field; (c) the exclusive supply of the applicable Zymergen Development ltem(s) by Zymergen to Sumitomo for incorporation to the applicable Sumitomo Development Item(s) within or outside the Field; (d) licenses to Sumitomo Background Technology and Zymergen Background Technology necessary to commercially exploit the applicable Sumitomo Development Item(s) and Zymergen Development Item(s) within or outside the Field; and (e) any standard and customary provisions applicable to a transaction of this nature.

6.5           Deliverables and Related Information. Neither Party shall use either the Sumitomo Development items, Zymergen Development items or Deliverables, including, in each case, any related information, for any purpose other than as expressly permitted in this Agreement

Zymergen - Sumitomo Strategic Partnership Agreement

and shall not transfer any of the foregoing to any Affiliate or Third Party other than as expressly permitted in this Agreement.

6.6           Reserved Rights, Each Party acknowledges that the rights and licenses under this Article 6 are limited to the express scope thereof. Accordingly, except for the rights and licenses expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted, whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. Except to the extent specifically granted herein, each Party reserves all right title and interest in and to the Background Technology, Know-how and Intellectual Property Rights of such Party.

6.7           Patent Filings.

6.7.1        General; Cooperation. The Party primarily contributing to the [***] shall be the prosecuting Party for such [***] and shall bear the costs related to prosecution and filing; provided however, the annuity and maintenance fees related to [***] shall be shared equally by the Parties. The prosecuting Party for the [***] shall consult with designees of the other Party on all matters concerning the preparation, filing, countries of filing, prosecution, and maintenance of all patent applications, amendments, and other documents relating to [***], including the selection of patent counsel to handle any patent matter concerning [***]. The prosecuting Party shall consider all information the other Party may provide concerning [***] and implement all reasonable written requests by the other Party concerning the preparation, filing, prosecution, or maintenance of [***] patent applications, patents, or other Intellectual Property Rights applications or registrations.

6.7.2       Joint Research Agreement. This Agreement is intended to and hereby does serve, among other things, as a “joint research agreement” for purposes of Section 102(e) of the US Patent Act (Patent Act), 35 U.S.C. § 102(c). Each Party shall provide the other Party with all reasonable assistance and cooperation, including the preparation and filing of any terminal, or statutory, disclaimers and other documents, required to procure and preserve the protections under the Patent Act for all Foreground IP.

6.7.3       Forfeiture of Rights in [***]. Either Party may forfeit its rights to applicable [***] related to a specific Project Plan upon thirty (30) days written notice to the other Party. Upon the date of forfeiture, the forfeiting Party shall (a) have no rights in such [***], (b) have no obligation to pay annuity and maintenance fees incurred after the forfeiture date, (c) except as set forth in subsection (b) of this Section 6.7.3, remain responsible for its obligations under the applicable terms of this Agreement and (d) upon request of the non-forfeiting Party within such thirty (30) day written notice period, assign the [***] to the non-forfeiting Party.

6.7.4        No Representation or Waiver of Privilege, For clarity, each Party’s patent attorneys and patent agents represent such Party, and no interaction between a Party and any patent attorney or patent agent representing the other Party pursuant to this Section 6.7 shall create any attorney-client relationship between such Party and such attorney or agent. The Parties understand and agree that any cooperation with respect to the filing, prosecution and maintenance of any patents or patent applications described in this Section 6.7 shall not act as a

Zymergen - Sumitomo Strategic Partnership Agreement

waiver of any privilege, and the Parties will cooperate to take any actions that the Parties determine to be necessary or reasonably desirable to preserve such privilege.

6.8           Enforcement of [***].

6.8.1         Infringement of [***]. A Party receiving notice of an alleged infringement of any [***] or is a Party to a declaratory judgment action alleging the invalidity or non-infringement of any [***] patent, shall promptly provide written notice to the other Party of the alleged infringement or declaratory judgment action, as applicable. The Parties’ shall mutually determine a response and course of action, including the commencement of any suit or other proceeding to enjoin, prohibit, or otherwise secure the cessation of such infringement or to defend against declaratory relief actions. Subject to Section 6.8.2, if the Parties decide to proceed with any such suit or other proceeding, the Parties shall: (i) jointly select litigation counsel to prosecute the suit to maximize revenue from and create the best market environment for the development item(s); (ii) jointly select the forum for the suit and each join the suit as a party to perfect or maintain jurisdiction to continue the suit in such forum; (iii) cooperate with each other, including giving testimony and producing documents lawfully requested in the course of the suit or other proceeding and cause its, and its Affiliates’, Representatives to cooperate with the other Party; (iv) share, in accordance with the applicable profit share, all out-of-pocket costs and expenses, including reasonable attorneys’ and experts’ fees, incurred in commencing and maintaining such suit; and (v) each have the right to receive payment equal to such Party’s applicable profit share of the balance of any settlement amount, damages, or other monetary awards recovered in connection with the suit or proceeding that remains after reimbursement of their respective actual out-of-pocket costs and expenses paid pursuant to this Section 6.8.1; provided that, if the settlement or damage award amount does not fully reimburse the Parties’ aggregate out-of-pocket litigation costs and expenses, the settlement or damage award amount shall be shared pro-rata based on each Party’s applicable profit share,

6.8.2        Election Not to Proceed, If one of the Parties elects not to proceed with a suit or other proceeding as recommended by the other Party pursuant to Section 6.8.1, the other Party may, but is not obligated to, commence and maintain such suit or other proceeding at its own cost and expense. If that Party elects to proceed with the suit or other proceeding, the Party electing to proceed shall have the exclusive right to: (a) select and retain litigation counsel of its choosing; and (b) direct and control such suit or other proceeding and receive and retain all settlement amounts, damages, and other monetary awards recovered in connection with it. A party initiating or defending any suit or proceeding pursuant to this Section 6,8.2 shall have the exclusive right, in its sole discretion, to settle and compromise such suit or proceeding, whether by settlement or other voluntary final disposition, without the prior written approval of the other Party, provided that the terms of such resolution do not: (i) enjoin any future action by the other Party or any of its Affiliates, licensees, sublicensees, or customers (including the other party, “Affected Persons”); (ii) derogate from or diminish any of the other Party’s rights or licenses under this Agreement; (iii) require any of the Affected Persons to make any payment; (iv)   fail to grant the other Party and its Affiliates a release of all claims in the suit or proceeding; (v)   require the admission or concession that any claim or aspect of any Foreground IP is invalid or unenforceable, or require any waiver or disclaimer of any rights with respect to such claim or patent; or (vi) otherwise have a material adverse effect upon any of the Affected Persons, any of their assets, or any objectives or subject matter of this Agreement.

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7.             Costs; Profit Sharing; Right to Supply.

7,1          Costs and Profit Sharing. Costs will be set forth in the specific Project Plan. All direct out-of-pocket costs described in the applicable Project Plan or approved by the JSC and (b) Net Profits related to Commercialization in the Field of the applicable Sumitomo Development Item(s) and applicable Zymergen Development Item(s) shall be [***] by the Parties, to be [***]; provided, however, the Parties [***] (e.g., [***]), if agreed to in the applicable Project Plan. Except as set forth in a Project Plan, Sumitomo and Zymergen shall each be responsible for its own costs and expenses pursuant to this Agreement. For purposes of this Section 7.1, “Net Profits” means the profit of a company after operating expenses and all other charges including taxes, interest and depreciation have been deducted from total revenue.

7.2          Right to Supply. Upon the conclusion of a particular Project Plan, the Parties shall discuss the Commercialization prospects for the resulting Sumitomo Development Item(s) and, in turn, the supply of related Zymergen Development Items. Such discussion shall include agreements by the Parties concerning target pricing for the Sumitomo Development ltem(s) (or end products incorporating the Sumitomo Development Item(s)) and assessments of the respective costs of production at commercial scale for the Sumitomo Development Item(s) or end products and the Zymergen Development Item(s). The Parties hereby agree that Zymergen shall have the exclusive right to supply the Zymergen Development Item(s) to Sumitomo in view of the agreements and assessments mentioned in the preceding sentence. If, at any time, Sumitomo desires to obtain supply of a Zymergen Development Item, Sumitomo shall notify Zymergen in writing (the “Offer Notice”) of the material financial and other terms and conditions in which Sumitomo desires to enter into agreement with Zymergen for the supply of the applicable Zymergen Development Item (the “Material Terms”). Each Offer Notice constitutes an offer made by Sumitomo to enter into an agreement with Zymergen on the Material Terms (the “Supply Offer”). At any time prior to the expiration of the thirty (30) day period following Zymergen’s receipt of the Offer Notice (the “Exercise Period'”), Zymergen may accept the Supply Offer by delivery to Sumitomo of a binding letter of intent containing the Material Terms and any standard and customary conditions applicable to a transaction of this nature, executed by Zymergen. If, by the expiration of the Exercise Period, Zymergen has not accepted the Supply Offer, and provided that Sumitomo has complied with all of the provisions of this Section 7.2, Sumitomo may (a) at any time during the [***] ([***]) day period following the [***], enter into [***] to toll [***] Zymergen Development ltem(s) for the [***] on Material Terms that are the same [***] as the Material Terms or (b) within the time period tor first supply, as defined in the Offer Notice, [***] for the supply of the applicable Zymergen Development ltem(s) with costs (calculated using [***] on any [***]) that are the same [***] as the Material Terms (a “[***]”). Regardless, if Sumitomo does not consummate [***] period or build [***] in the time period set forth in the Offer Notice, as applicable, the terms and conditions of [***] will again apply and Sumitomo [***] without affording Zymergen [***] of this Section 7.2. For the avoidance of doubt, the terms and conditions of this Section 7.2 apply each time Sumitomo desires to enter into [***].

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[***] including increasing in [***]. [***] for purposes of this Section 7.2 means all direct costs associated with manufacturing and delivering the Zymergen Development Item to a similar location as specified in the Material Terms. For the avoidance of doubt, [***] Sumitomo and Zymergen entering into a supply arrangement for a given Zymergen Development Item hereunder.

7.3          Audit Rights. On twenty (20) business days’ notice and during regular business hours, either Party may, through the use of a Third Party auditor and at its own expense, reasonably audit the other Party’s books, records, and other documents as necessary to verify compliance with the terms and conditions of this Article 7 and any other payment or cost-sharing obligations contained in a Project Plan.

8.            Confidential Information.

8.1           Confidential Obligations. During the term of this Agreement and for a period of ten (10) years after expiration or termination of this Agreement, the Parties agree that the Party to whom Confidential Information is disclosed hereunder (the “Receiving Party”) shall not, other than in the performance of its obligations or exercise its rights under this Agreement and except as expressly provided in this Article 8, (a) disclose to any Third Party, or (b) use for any purpose, any Confidential Information furnished to it by the other Party (the “Disclosing Party”). Additionally, each Receiving Party shall maintain the Disclosing Party’s Confidential Information in confidence using at least the same degree of care that the Receiving Party uses for its own Confidential Information, but in no event using less than reasonable care. Each Party hereby represents that all of its employees, directors, agents and consultants, and all of the employees, directors, agents and consultants of its Affiliates, who have or may have access to the Confidential Information of the other Party are, or will prior to having such access be, bound by written obligations of confidentiality and non-use at least as strict those as described in this Article 8. Each Party shall, and shall cause its Affiliates to, cnforce such obligations and prohibit its employees, directors, agents and consultants from using the Confidential Information of the other Party except as expressly permitted hereunder. Each Receiving Party will be liable to the other for any prohibited disclosure or misuse by its employees, directors, agents or consultants of Confidential Information of the Disclosing Party.

8.2           Exceptions. The obligations of confidentiality and limited use set forth in Section 8.1 shall not apply to any Confidential Information of the other Party that: (a) was already in the public domain, e.g., is publicly available by publication or other documented means, at the time of disclosure to the Receiving Party; (b) becomes part of the public domain after disclosure to the Receiving Party, e.g., become publicly available by publication or other documented means, through no fault of the Receiving Party; (c) was already known to Receiving Party before disclosure from the Disclosing Party, as demonstrated by the Receiving Party’s contemporaneous written records; (d) is made known to Receiving Party by a Third Party lawfully in possession thereof and who has the lawful power to disclose such information to the Receiving Party without any restriction imposed by or obligation to the Disclosing Party; or (e) is independently developed by the Receiving Party as evidenced by credible written research records of Receiving Party’s employees or agents who did not use, access or reference the Disclosing Party’s Confidential Information. For the avoidance of doubt, any specific information shall not be deemed to be within

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any of these exclusions merely because it is embraced by more general information falling within these exclusions.

8.3           Permitted Disclosures. Notwithstanding the obligations in Section 8.1, the Receiving Party may disclose the Confidential Information of the Disclosing Party to: (a) those of the Receiving Party’s officers, directors, employees, agents or contractors to whom disclosure is necessary to enable such persons to perform the Receiving Party’s obligations under this Agreement; (b) persons to whom such Confidential Information must be disclosed in connection with an order of a court or legal compulsion to a government body or as otherwise required by or in compliance with law or regulations; provided that the Receiving Party that is being compelled to disclose such Confidential Information provides the other Party with prompt notice and takes reasonable steps to restrict further disclosure by said court or authorities and the affected Confidential Information so disclosed is not otherwise removed from the secrecy obligation; (c) relevant authorities for the sole purposes of obtaining governmental approvals; provided that the Receiving Party uses commercially reasonable efforts to preserve the confidentiality of such Confidential Information; (d) the Receiving Party’s directors, attorneys, independent accountants or financial advisors to whom disclosure is necessary to enable such persons to provide advice to the Receiving Party; or (e) the Receiving Party’s actual or potential investors, investment bankers, acquirors, licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration. Provided that in the cases of (a), (d) and (e), such recipients are provided only such Confidential Information as may be required by the specific basis for disclosure in each instance, and are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement, except that the duration of such obligations for recipients in (e) may be shorter than the duration in this Agreement as long as it is at least three (3) years from the date of disclosure.

8.4           Marking. Without limiting the definition of Confidential Information, each Disclosing Party agrees to use reasonable efforts to mark any Confidential Information as “confidential” or “proprietary” (whether by letter or by the use of an appropriate stamp or legend) prior to or at the time of such disclosure, and (b) with respect to Confidential Information disclosed in a form other than in writing, (!) to promptly reduce such disclosure of Confidential information to writing, (ii) mark such written reduction as “confidential” or “proprietary,” and (iii) provide such reduction to writing to the other Party within thirty (30) days of such other disclosure).

8.5           Return of Confidential Information. Upon written request by the Disclosing Party, the Receiving Party will promptly return or destroy all Confidential Information of the Disclosing Party, including any documents prepared by the Receiving Party that contain Confidential Information of the Disclosing Party, except those documents that the Receiving Party must retain as specified in this Agreement or to fulfill regulatory requirements. However, the Receiving Party may retain, in a secure location and, to the extent possible, segregated from unrelated materials, a single archival copy of returned Confidential Information for the sole purpose of determining the scope of obligations incurred under this Agreement, accessible solely by the attorneys of the Receiving Party specifically responsible for monitoring such compliance. Notwithstanding anything to the contrary, if the Receiving Party retains an archival copy of returned Confidential Information of the Disclosing Party, the obligations of confidentiality as to the archival copy shall continue for so long as the archival copy is maintained and the information constitutes Confidential Information.

Zymergen - Sumitomo Strategic Partnership Agreement

8.6           Relief. The Parties acknowledge and agree that a breach of the provisions of this Article 8 of this Agreement may cause the Disclosing Party to suffer irreparable damage that could not be adequately remedied by an action at law. Accordingly, the receiving Party agrees that the disclosing Party shall have the right to seek specific performance of the provisions of this Article 8 to enjoin a breach or attempted breach of the provisions thereof, such right being in addition to all other rights and remedies available to the Disclosing Party at law, in equity, or otherwise,

8.7           Terms of this Agreement. Each Party agrees to treat the terms of this Agreement as the Confidential Information of the other Party. A Party may disclose this Agreement and its terms in accordance with Section 8.3 and in securities filings with the Securities Exchange Commission (or equivalent foreign agency) to the extent required by applicable law after complying with the procedure set forth in this Section 8.7. In such event, the Party seeking such disclosure shall use commercially reasonable efforts to obtain confidential treatment of this Agreement from the Securities Exchange Commission (or equivalent foreign agency). The Party seeking such disclosure shall provide the other Party with a proposed redacted version of this Agreement for confidential treatment request, and the other Party agrees to promptly (and in any event, no less than seven (7) days after receipt of such proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable law. The Party seeking such disclosure shall consider in good faith the comments provided by the other Party.

8.8           Publicity. The Parties will issue a joint publication regarding their relationship under this Agreement through a press release and other standard market communication tools as mutually agreed. Except as set forth herein and to the extent required by law, neither Party will use the name or corporate logo of the other Party without that other Party’s prior written consent and any other conditions attached to such consent.

9.	Term and Termination.

9.1           Term. This Agreement shall commence on the Effective Date and shall continue for six (6) years, and shall automatically extend for additional one (1) year periods (collectively, the “Term”), unless either Party provides the other with written notice of its intent not to extend the term no less than one hundred eighty (180) days prior to the end of the then-current term.

9.2           Termination for Material Breach. If a Party has committed a material breach of any obligation under this Agreement, the other Party may terminate this Agreement, in its entirety or on a Project Plan-by-Project Plan basis (as described below) if the defaulting Party does not cure the breach (where the breach is capable of cure) within sixty (60) days from the date of the terminating Party’s notice of such breach. If the uncured material breach is of an obligation pursuant to a particular Project Plan and occurs during the Development Term for such Project Plan, then the termination shall apply solely with respect to the applicable Project Plan. If the uncured material breach is of an obligation under this Agreement that does not pertain to any particular Project Plan, then this Agreement shall terminate in its entirety. The applicable termination shall become immediately effective at the end of the applicable cure period.

9.3           Termination for Insolvency. Either Party may terminate this Agreement upon written notice to the other Party if, at any time: (a) the other Party makes an assignment for the

Zymergen - Sumitomo Strategic Partnership Agreement

benefit of creditors or admits in writing its inability generally to pay or is generally not paying its debts as such debts become due; (b) any decree or order for relief is entered against the other Party under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law; (c) the other Party petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of such Party or any substantial part of its assets, or commences a voluntary case under the bankruptcy law of any jurisdiction; (d) any such petition or application is filed, or any such proceedings are commenced, against the other Party and such Party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order for relief, order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or (e) any order, judgment or decree is entered in any proceedings against the other Party decreeing the dissolution of such Party and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

9.4           Mutual Termination. The Parties may terminate this Agreement and all Project Plans hereunder at any time by written agreement.

9.5           Effects of Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, Articles 1, 5, 6, 8, 9, 11, 12 and 13 and Sections 2.3, 7.1, 7.2 (until the last to expire of any patents directed to [***]), 7.3 and 10.2 will survive expiration or earlier termination of this Agreement. Expiration or termination of this Agreement shall also terminate all Project Plans.

9.6           Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, alt other remedies shall remain available except as agreed to otherwise herein. Without limiting the foregoing, termination of this Agreement or any Project Plan hereunder is without prejudice to (a) the rights of each Party to sue for and recover any fees or amounts then due and (b) the rights of each Party in respect of any previous breach of any of the provisions of this Agreement.

10.	Representations, Warranties and Covenants

10.1	Mutual Representations, Warranties and Covenants.

10.1.1 Power, Authority and Conflicts. Each Party represents and warrants, as of the Effective Date, that: (a) it is authorized to enter into this Agreement and it is not aware of any claim, matter or thing, which would stop it from granting the rights or performing its obligations as provided for in this Agreement; (b) the execution and delivery of this Agreement constitutes a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions; and (c) the performance by it of the transactions contemplated hereby, to its knowledge, does not violate and will not violate: (i) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound; (ii) any requirement of any applicable law or regulation; or (iii) any order, writ, judgment, injunction,

Zymergen - Sumitomo Strategic Partnership Agreement

decree, determination, or award of any court or governmental authority presently in effect applicable to such Party.

10.1.2     Compliance with Law. Each Party represents and warrants and covenants to the other Party that it shall fully observe and comply with all applicable national, state and local laws, rules, regulations and orders pertaining to its activities under this Agreement.

10.1.3     Export Compliance. Each Party represents and warrants and covenants to the other Party that it shall not knowingly export, directly or indirectly, in connection with performance of its obligations or exercise of its rights under this Agreement, any United States source technical data acquired from a United States based company, or any direct product of that technical data, to any country for which the United States government or any agency thereof at the time of export requires an export license or other approval, without first obtaining such license or approval, when required by applicable United States or other national law. The Parties agree that the transfer of technology and technical information may be export controlled by the United States government and the Parties are subject to such export control laws. Therefore, each Party represents and warrants and covenants to the other Party that is shall not provide any technology or technical information shared between the Parties to any country or citizens of a country identified by the United States’ or other national authorities as either an embargoed or sanctioned country to which such provision of information is prohibited.

10.1.4    Anti-Bribery. Each Party represents and warrants and covenants to the other Party, that at all times while performing services, such Party shall comply with the requirements of the U.S. Foreign Corrupt Practices Act and all other applicable anti-bribery and anti-corruption laws of the jurisdictions where the services are being performed.

10.2    Warranty Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 10, (A) NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND ANYTHING PROVIDED BY ONE PARTY TO THE OTHER PURSUANT TO THIS AGREEMENT IS PROVIDED “AS IS,” AND (B) EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, RELATING TO THE SUBJECT MATTER HEREUNDER, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. EACH PARTY ACKNOWLEDGES THE UNCERTAINTIES OF RESEARCH AND DEVELOPMENT ACTIVITIES AND ACCEPTS THAT THERE IS NO GUARANTEE THAT ANY DESIRED OUTCOME WILL BE ACHIEVED THROUGH THE CARRYING OUT OF ANY PROJECT PLAN PURSUANT TO THIS AGREEMENT.

11.	Dispute Resolution, Governing Law, and Venue.

11.1          Initial Escalation. If any dispute arises between the Parties out of or relating to this Agreement (a “Dispute”) and such dispute is not resolved after thirty (30) days of good-faith negotiations by the Joint Steering Committee, any Party seeking to resolve such Dispute must notify the other Party of the existence and nature of the Dispute (the “Notification”). Upon receipt

Zymergen - Sumitomo Strategic Partnership Agreement

of the Notification, the Parties shall refer the Dispute to their respective Chief Executive Officers or their nominees for resolution.

11.2          Resolution by Arbitration. If the Parties fail to resolve the Dispute within (90) days of the Notification, then the Dispute shall be submitted to arbitration in accordance with Section 11.3.

11.3         Governing Law; Jurisdiction. The formation, existence, performance, validity and all aspects of this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, U.S. without regard to its rules on conflicts of laws. The arbitration shall be held in New York in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”). The arbitration panel shall consist of one arbitrator appointed by the ICC in accordance with the ICC rules. The arbitration shall be conducted in the English language. The award rendered by the arbitration shall be binding and shall have full legal effect upon the parties.

11.4         Interim Relief. Nothing in this Article 11 will prevent a Party from seeking urgent interlocutory relief through courts of appropriate jurisdiction.

12.	Indemnification and Limitation on Liability.

12.1         Indemnification. Each Party shall indemnify, defend, and hold harmless the other Party and Affiliates and their respective officers, directors, employees and agents (the “Indemnitees”) against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (collectively "Losses") arising out of or resulting from any Third Party claim, suit, action, or proceeding (each a "Third Party Claim") arising solely from (a) the Party’s material breach of its representations, warranties or covenants under this Agreement, or (b) the fraud, negligence or willful misconduct of any Indemnitee of the other Party in connection with this Agreement.

12.2          Conditions of Indemnification. Each Party’s agreement to indemnify, defend and hold harmless the other Party and its Affiliates, and its and their respective directors, officers, employees and agents (collectively, the “Indemnified Party”) is conditioned on the Indemnified Party, (a) providing written notice to the other Party (the “Indemnifying Party”) of any Third Party Claim for which it is seeking indemnification hereunder promptly after the Indemnified Party has knowledge of such claim; (b) permitting the Indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such claim or demand; (c) assisting the Indemnifying Party, at the Indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (d) not compromising or settling such claim or demand without the Indemnifying Party’s written consent, not to be unreasonably withheld.

12.3         Waiver of Consequential Damages. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, MULTIPLE OR OTHER SIMILAR DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS OR REVENUES) ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH

Zymergen - Sumitomo Strategic Partnership Agreement

DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.3 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1, OR (B) DAMAGES AVAILABLE FOR A PARTY’s BREACH OF ARTICLE 8.

13.	Miscellaneous.

13.1          Entire Agreement. This Agreement (along with all adopted Project Plans and exhibits hereto) constitutes the entire agreement between the Parties and supersedes all communications, negotiations, arrangements and agreements, either oral or written, between the Parties, including without limitation the 1st MOU and the 2nd MOU, with respect to the subject matter of this Agreement; provided, however, that, for clarity any confidential information exchanged between the Parties prior to the Effective Date including, without limitation, pursuant to that certain Confidentiality Agreement, shall be treated as Confidential Information hereunder; provided further that such Confidentiality Agreement shall remain in force and shall govern with respect to any communications outside of the scope of this Agreement. In the event that there is a conflict in the terms and conditions between this Agreement and the Confidentiaiity Agreement, this Agreement shall control,

13.2         Amendments. No agreement or understanding purporting to amend or extend this Agreement shall be legally binding upon the Parties unless it is in writing and signed by duly authorized officers of the Parties.

13.3         Waiver. A waiver by a Party of any rights arising from a breach or non-observance by the other Party of a term of this Agreement shall not be taken to operate in any way as a waiver of any rights arising from any subsequent continuation of that breach or non-observance, or any further or other breach or non-observance of the same or any other term.

13.4         Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision which shall remain in full force and effect,

13.5         Subcontracting. Each Party may subcontract any of its obligations under this Agreement to a Third Party (“Subcontractor”) without the other Party’s consent; provided that Subcontractor has under written confidentiality obligations that are at least as restrictive as those contained in this Agreement.

13.6         Assignment. Neither Party may assign this Agreement without first obtaining the prior written consent of the other Party; provided, however, that (a) either Party may assign this Agreement and all of its rights and obligations hereunder, without such consent, to a person that acquires all or majority of the shares or assets of such Party (or the business or assets to which this Agreement pertains) whether by merger, consolidation, reorganization, acquisition, sale, license or otherwise, and (b) each Party may assign this Agreement and all of its rights and obligations hereunder, without such consent, to an Affiliate, so long as the assigning Party remains liable and responsible for the performance and observance of any obligations so assigned. Any assignment not in accordance with this Section 13.6 shall be void. Upon assignment, all the rights and

Zymergen - Sumitomo Strategic Partnership Agreement

obligations under this Agreement shall be binding upon and inure to the benefit of any successor or permitted assign.

13.7         Notice. Any notice under this Agreement must be in a writing to the applicable address and recipients set out below (unless the relevant Party notifies the other Party of another address to which notices or communications are to be sent). Each Party shall provide a courtesy copy of any notice hereunder by email.

To Sumitomo:	Sumitomo Chemical Co., Ltd.

Address: 27-1, Shinkawa 2-chome, Chuo-ku, Tokyo 104-8260, Japan with a copy to:

Sumitomo Chemical Co., Ltd.

Address: 27-1, Shinkawa 2-chome, Chuo-ku, Tokyo 104-8260, Japan

[***]

To Zymergen:	Zymergen Inc. Attn:

5980 Horton St, Suite, 105

Emeryville CA 94608

elephone:

mail:

with a copy to;

Zymergen Inc.

Attn: Office of the General Counsel

5980 Horton St, Suite 105

Emeryville CA 94608

Email: legaInotices@zymergen.com

13.8          Effectiveness of Notice Letter or Electronic Mail. Notice provided by letter or electronic mail provided in accordance with Section 13.7 shall be deemed received as follows: (a) in the case of a certified letter, on the third (3rd) day after posting; (b) in the case of delivery by next day courier (such as FedEx or UPS next day services), on the next business day after deposit with the next day courier; (c) in the case of email sent during ordinary business hours in the recipient’s location on a business day in recipient’s location, on the day on which the email is sent; or (d) in the case of email sent outside ordinary business hours in the recipient’s location on a business day or on a day which is not a business day in the recipient’s location, on the next business day after the email is sent.

13.9          Waiver of Formal Notice, A notice sent by means other than certified letter, next day courier, or facsimile shall not be considered effective, unless the receiving Party clearly and

Zymergen - Sumitomo Strategic Partnership Agreement

expressly (a) waives the notice requirements for that specific notice and (b) acknowledges receiving that specific notice in a writing.

13.10       Joint Drafting. Each Party participated in drafting this Agreement and each Party acknowledges having ample opportunity to (a) review and influence the terms of this Agreement and (b) consult an attorney and obtain legal counsel regarding this Agreement.

13.11        Relationship of the Parties. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

13.12        Force Majeure. Where a Party is (a) unable, wholly or in part, to carry out any obligation under this Agreement by reason of any Force Majeure and (b) that affected Party:

(i)   gives the other Party prompt notice of that Force Majeure, including reasonable particulars; and (ii)   uses all reasonable diligence to remove or mitigate the circumstances caused by that Force Majeure as quickly as possible, then the affected Party shall not be in breach of the obligation effected by Force Majeure during the continuance of that Force Majeure; provided that if the Force Majeure continues for a period of three (3) months, then Parties shall meet in good faith to achieve a satisfactory resolution to the problem. For clarity, the requirement that any Force Majeure set forth in Section 13.12(b)(ii) must be removed with all reasonable diligence does not require the settlement of strikes, lockouts or other labor disputes or claims or demands by any government on terms contrary to the wishes of the Party affected.

13.13       Further Assurances. Each Party must exccutc such agreements, deeds and documents and do or cause to be executed or done all such acts and things as are necessary to give effect to the provisions of this Agreement including execution of all documents required to assign, sublicense, or license any Intellectual Property Rights and/or to obtain regulatory authority approval in accordance with the express terms of this Agreement.

13.14      Counterparts. This Agreement may be executed in counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. An executed facsimile or electronic scanned copy of this Agreement shall have the same force and effect as an original,

[Signature Page Follows]

In Witness Whereof, the Parties have caused this Strategic Partnership Agreement to be executed by their respective authorized representatives, effective as of the Effective Date.

Zymergen Inc.

By:	/s/ Richard Pieters
Name:	Richard Pieters
Title:	President

Sumitomo Chemical Co. Ltd

By:	[***]
Name:	[***]
Title:	[***]

  Signature Page to Strategic Partnership Agreement

Exhibit A

AGREEMENT DEFINITIONS

“1st MOU” has the meaning set forth in the background.

“2nd MOU” has the meaning set forth in the background.

“Affected Persons” has the meaning set forth in Section 6.8.2.

“Affiliate” means with respect to a particular Party or third person, any person or entity that directly or indirectly controls, is controlled by, or is in common control with, such Party or third person, The term “controls” (with correlative meanings for the terms “controlled by” and "under common control with") means (a) the ownership, directly or indirectly, of fifty (50%) per cent or more of the voting securities or other ownership interest of an entity, or (b) the possession, directly or indirectly, of the power to direct the management or policies of the entity, whether through the ownership of voting securities, by contract, or otherwise.

“Application” means the product eategory/ics as defined in the applicable Project Plan.

“Background Technology” of a Party means, for each particular Project Plan, the Know- how and Intellectual Property Rights that (a) are Controlled by that Party as of the effective date of such Project Plan, or (b) become Controlled by that Party after the effective date of such Project Plan as a result of activities independent of such Project Plan.

“Commercial Agreement” has the meaning set forth in Section 6.4.

“Commercialize” means to, directly or through an authorized Third Party or Affiliate, use, make, have made, reproduce, modify, import, sell, produce for sale, offer for sale, commercially license, distribute and otherwise commercialize or exploit the applicable Sumitomo Development Item and Zymergen Development Item. The terms “Commercialization” and “Commercializing” shall be similarly construed.

“Confidentiality Agreement" means the Mutual Nondisclosure Agreement between the Parties dated May 31, 2017, as amended October 2, 2018 and as may be further amended from time to time by the Parties.

“Confidential Information” of a Party means all information of such Party, in whatever form, including scientific, technical, financial and business information, that is disclosed to or otherwise provided to the other Party pursuant to this Agreement. Confidential Information shall include all information disclosed under the Confidentiality Agreement that was considered "Proprietary Information" thereunder and all information exchanged by the Parties in contemplation of entering into any additional Project Plans hereunder.

“Control” means, with respect to a Party and any material, Know-how, or Intellectual Property Right, that such Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such material, Know-how, or Intellectual Property Right and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable)

to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.

“COR” has the meaning set forth in Section 7.2.

“Development Term” means the term of a Project Plan as identified therein, which term shall begin on the Start Date and shall end after the period of time following the Start Date as specified in the Project Plan or, if sooner, the termination of the Project Plan or this Agreement in accordance with the terms of this Agreement or the applicable Project Plan,

“Deliverable” or “Deliverables” means all materials and information arising from a Project Plan that have been or to be provided pursuant to this Agreement, and may include either tangible deliverables (e.g., [***]) or technical deliverables (e.g., demonstration of achievement of production milestones), For each Project Plan, the Deliverables shall be set forth in the applicable Project Plan.

“Disclosing Party” has the meaning set forth in Section 8.1.

“Dispute” has the meaning set forth in Section 11.1.

“Exercise Period” has the meaning set forth in Section 1.2.

“Field” means the Application in the Industry, as each is defined in the applicable Project Plan,

“Force Majeure” means in events beyond the reasonable control of the affected Party, including without limitation fire, lightning, explosions, flood, subsidence, earthquake, unusually severe weather, insurrection or civil disorder or military operations, acts of government or quasi- government such as government or quasi-government restraint, expropriation, prohibition, intervention, direction or embargo, inability or delay in obtaining governmental approvals or quasi-governmental approvals, consents, permits, licenses or authorities, or strikes, lock-outs or other industrial disputes of any kind, in each case to the extent outside of the affected Party’s reasonable control.

“Foreground IP" means any Invention or IPR, other than Sumitomo Background Technology or Zymergen Background Technology, that is conceived, reduced to practice or otherwise generated by employees or contractors of either Party during the Development Tenu in the course of conducting activities under any Project Plan hereunder.

“Gene-based Tools” means gene targeting or modification techniques or genetic modifications Controlled by Zymergen that are used to create classically improved and/or genetically modified host cells and are capable of being embodied, in whole or in part, in a host. Gene-based Tools (a) may cause beneficial mutations to, or beneficially perturb, genes in a given Host, (b) can include genetic sequences that are not transcribed or that otherwise affect transcription and that are selectively mutated or inserted in non-native regions of a host cell’s genome (e.g., Zymergen promoter ladders), and (c) can include gene products not naturally produced by a host cell, the coding sequences for which are inserted into a host cell’s genome.

"Indemnified Party" has the meaning given in Section 12.2.

"Indemnifying Party" has the meaning given in Section 12.2.

"Indemnitees" has the meaning set forth in Section 12.1.

"Industry" means the industry/ies as defined in the applicable Project Plan.

"Intellectual Property Rights" or "IPR" means all rights constituted by statute, law or otherwise relating to industrial or intellectual property and which include, but are not restricted to, patents, trade secrets, copyrights, designs, trademarks, and all other rights as defined by Article 2 of the Convention establishing the World Intellectual Property Organization of July 1967 and all applications relating to these rights.

"Invention" means any process, method, composition, formulation, article of manufacture, method, discovery, Know-How or finding, patentable or otherwise, including all rights, title and interest in and to the Intellectual Property Rights therein.

"[***]" has the meaning set forth in Section 6.2.

"Joint Steering Committee" or "JSC" has the meaning given in Section 4.1.1.

"Know-How" means all information, data, results, knowledge, experience or expertise of a technical, commercial, administrative, financial or other nature.

"Losses" has the meaning set forth in Section Error! Reference source not found.

"Material Terms" has the meaning set forth in Section 7.2.

"Net Profits" has the meaning set forth in Section 7.1.

"Notification" has the meaning set forth in Section 11.1.

"Offer Notice" has the meaning set forth in Section 7.2.

"Primary Business" has the meaning set forth in Section 3.3.

"Project Co-Leader" has the meaning set forth in Section 4.2.1.

"Project Plan" has the meaning set forth in Section 2.1.

"Project Proposal" has the meaning set forth in Section 2.1.

"Receiving Party" has the meaning set forth in Section 8.1.

"Representatives" means a party’s and its Affiliates’ employees, officers, directors, consultants, and legal, technical, and business advisors.

"Start Date" means the formal beginning of a particular Project Plan, as specified in therein.

"Subcontractor" has the meaning set forth in Section 13,5.

"Sumitomo Background Technology" means Background Technology of Sumitomo.

"Sumitomo Development Item(s)" means the products to be developed by Sumitomo under a Project Plan in which a Zymergen Development Item is an ingredient or component thereof.

"Sumitomo Plant" has the meaning set forth in Section 7.2.

"Supply Offer” has the meaning set forth in Section 7.2.

"Term" has the meaning set forth in Section 9.1.

"Third Party" means any person or entity that is not a Party to this Agreement or an Affiliate of a Party.

"Third Party Claim" has the meaning set forth in Section Error! Reference source not found..

"Third Party Transaction" has the meaning set forth in Section 7.2.

"Zymergen Background Technology" means (a) Background Technology of Zymergen, including Zymergen 1st MOU IP, (b) Gene-Based Tools, and (c) other genome modification techniques and discoveries regarding the functional impact of various genome modifications on strain performance. Zymergen Background Technology expressly excludes Zymergen Platform Tools, in which Zymergen reserves all rights, except to the extent that any patent claims owned and controlled by Zymergen relating to Zymergen Platform Tools read on or are embodied in Deliverables or Zymergen Development Items or Sumitomo Development Items.

"Zymergen Development Item(s)" means the materials to be developed by Zymergen under a Project Plan.

"Zymergen Platform Tools" means (a) all information, processes, methods, formulations, techniques, algorithms, equipment, models and software that are useful for the creation, modification or improvement of strains, including through classical genetics or genetic engineering, (b) all modifications, improvements and enhancements to the foregoing and (c) all Intellectual Property Rights related to any of the foregoing.

Exhibit b

PROJECT PLAN TERMS

Each Project Plan in respect of an individual Project Plan shall contain the following Sections and subsections:

●	Project Plan Overview

●	Section 1 — Project Plan Specific Definitions

o	"Application" means

o	"Development Term" means

o	"Industry" means

o	"Industry" means

o	"Start Date" means

o	"Sumitomo Development Item(s)" means

o	"Zymergen Development Item(s)" means

o	[DEFINITIONS RELATED TO SECTIONS BELOW]

●	Section 2 — Project Management and Governance

o	Joint Development Committee

o	Project Co-Leaders

●	Section 3 — Project Phases

o	Phase descriptions and timelines

o	Go / No-Go decision points

o	Obligations and Deliverables (specific regulatory approvals?)

o	Expenses

●	Section 4 — Development Plan

o	Description of the technical state of the art, technical trends and unmet needs;

o	Description of the desired Zymergen Development ltem(s) and Sumitomo Development Item(s);

o	Technical program, including milestones and development cost sharing; and

o	Timelines

●	Section 5 — Commercial Plan

o	Estimation of market size and business potential in case of successful development;

o	Value chain break down;

o	Business Model; and

o	Value Sharing

●	Section 6 — Additional Terms Applicable to Project Plan

o	Intellectual Property Arrangements

o	Representations & Warranties